Exhibit 99.1

FOR IMMEDIATE RELEASE: January 29, 2004

Contacts: Paul Paquin	Tatiana Stead
V.P., Investor Relations	Director, Corporate Media
(703) 720-2456	(703) 720-2352

Regulators Terminate Memorandum of Understanding

McLean, VA.(January 29,2004) – Capital One Financial Corporation (NYSE:COF) today announced that the Federal Reserve Bank of Richmond, the Office of Thrift Supervision, and the Bureau of Financial Institutions of the Commonwealth of Virginia have terminated the informal memorandum of understanding (MOU) with Capital One that had been in place since August 2002.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products and Capital One Auto Finance, Inc., which offers auto loan products. Capital One’s subsidiaries collectively had 47.0 million managed accounts and $71.2 billion in managed loans outstanding as of December 31, 2003. Capital One, a Fortune 500 company, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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